Exhibit 10.2
ABM INDUSTRIES INCORPORATED
STATEMENT OF TERMS AND CONDITIONS APPLICABLE TO AWARDS
GRANTED TO NON-EMPLOYEE DIRECTORS
PURSUANT TO THE 2021 EQUITY AND INCENTIVE COMPENSATION PLAN
I.INTRODUCTION
The following terms and conditions shall apply to each Award granted under the Plan to a non-employee Director eligible to participate in the Plan. This Statement of Terms and Conditions is subject to the terms of the Plan and of any Award made pursuant to the Plan. In the event of any inconsistency between this Statement of Terms and Conditions and the Plan, the Plan shall govern.
II.DEFINITIONS
Capitalized terms not otherwise defined in this Statement of Terms and Conditions shall have the meaning set forth in the Plan. When capitalized in this Statement of Terms and Conditions, the following additional terms shall have the meaning set forth below:
A.“Administrator” means the Board or the committee of the Board appointed to administer the Plan, or a delegate of the Board as provided for in the Plan.
B.“Appreciation Right Period” means the period commencing on the Date of Grant of an Appreciation Right and, except as otherwise provided in Section V. E, ending on the Termination Date.
C.“Award” means any award of Option Rights, Appreciation Rights, Restricted Stock, or Restricted Stock Units under the Plan.
D.“Beneficiary” means the individual identified by the Participant to whom distribution shall be made of any Award outstanding at the time of the Participant’s death.
E.“Disability” and “Disabled” means, unless otherwise set forth in an Evidence of Award, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.
F.“Mandatory Retirement” means the mandatory termination of service by a non-employee Director on (but not before) the date of the annual meeting of shareholders next following the attainment of such Director of age 73.
G.“Option Period” means the period commencing on the Date of Grant of Option Rights and, except as otherwise provided in Section IV. E, ending on the Termination Date.

H.“Retirement” means the voluntary termination of service by a non-employee Director at (i) age 65 or older or (ii) age 55 or older at a time when age plus years of service equals or exceeds 65.
I.“Share” means one share of Common Stock, as may be adjusted from as a result of a recapitalization.
J.“Share Equivalent” means a bookkeeping entry representing a right to the equivalent of one Share.
K.“Termination Date” means the date that Option Rights expire as set forth in the Evidence of Award.
III.MINIMUM VESTING REQUIREMENT
A.Awards granted under the Plan to Participants shall be subject to a minimum vesting period of one year. Notwithstanding the foregoing, (i) the Committee may authorize acceleration of vesting of such awards in the event of the Participant’s death, Disability, termination of service or the occurrence of a Change in Control, (ii) the Committee may grant awards without the above-described minimum requirements with respect to awards covering up to 5% of the aggregate number of Shares authorized for issuance under the Plan, and (iii) with respect to awards granted to non-employee Directors, the vesting of such awards will be deemed to satisfy the minimum vesting requirement to the extent that the awards vest based on the approximate one-year period beginning on each regular annual meeting of the Company’s stockholders and ending on the date of the next regular annual meeting of the Company’s stockholders (in no case will the minimum vesting requirement be less than 50 weeks).
IV.OPTION RIGHTS
A.Option Notice and Evidence of Award. Option Rights granted under the Plan shall be evidenced by an Evidence of Award setting forth the terms and conditions of the Option Rights and the number of Shares subject to the Option Rights. Each Evidence of Award shall incorporate by reference and be subject to this Statement of Terms and Conditions and the terms and conditions of the Plan.
B.Exercise Price. The per Share Exercise Price of the Option Rights, as specified in the Evidence of Award, shall be equal to or greater than the Market Value per Share of the Shares underlying the Option Rights on the Date of Grant.
C.Option Period. Option Rights shall be exercisable only during the applicable Option Period, and during such Option Period the exercisability of the Option Rights shall be subject to the vesting provisions of Section IV. D as modified by the rules set forth in Sections III, IV. E and VII. The Option Period shall be not more than ten years from the Date of Grant.

D.Vesting of Right to Exercise Option Rights.
1.Except as provided in the last sentence of this Section IV. D. 1 and in Sections IV. E and VII, Option Rights shall be exercisable during the Option Period in accordance with the following vesting schedule: (i) one-third of the Shares subject to the Option Rights shall vest on the first anniversary of the Date of Grant; (ii) an additional one-third of the Shares shall vest on the second anniversary of the Date of Grant; and (iii) the remaining one-third of the Shares subject to the Option Rights shall vest on the third anniversary of the Date of Grant. Notwithstanding the foregoing, the Administrator may specify a different vesting schedule.
2.Any vested portion of an award of Option Rights not exercised hereunder shall accumulate and be exercisable at any time on or before the Termination Date, subject to the rules set forth in Sections IV. E and VII. No Option Right may be exercised for less than 5% of the total number of Shares then available for exercise under such Option Rights. In no event shall the Company be required to issue fractional shares.
E.Termination of Service due to Retirement. If, during the Option Period, a Participant ceases to be a Director of the Company due to his or her Retirement that occurs at least one year following the Date of Grant, then in addition to any Shares vested under the Evidence of Award prior to the date of such Retirement, the Option Rights shall vest in the number of Shares equal to one-third of the number of Shares originally subject to the Option Rights, multiplied by the number of whole months between the most recent anniversary date of the Option Rights grant and the date of such Retirement and divided by 12.
F.Termination of Service due to Mandatory Retirement, Disability or Death. If, during the Option Period, a Participant ceases to be a Director of the Company due to his or her Mandatory Retirement at least one year following the Grant Date, death, or determination of Disability, in addition to any Shares vested under the Evidence of Award prior to the date of such Mandatory Retirement, death or determination of Disability, the Option Rights shall immediately vest on the date of such Mandatory Retirement, death or determination of Disability.
G.Method of Exercise. A Participant may exercise Option Rights with respect to all or any part of the exercisable Shares as follows:
1.By giving the Company, or its authorized representative designated for this purpose, written notice of such exercise specifying the number of Shares as to which the Option Rights are so exercised. Such notice shall be accompanied by an amount equal to the Exercise Price of such Shares, in the form of any one or combination of the following:

a.cash or certified check, bank draft, postal or express money order in lawful money of the United States;
b.personal check of the Participant;
c.a “net exercise” pursuant to which the Company will not require a payment of the Exercise Price from the Participant but will reduce the number of Shares issued upon the exercise by the largest number of whole Shares such that the Market Value per Share multiplied by the number of Shares does not exceed the aggregate Exercise Price. With respect to any remaining balance of the aggregate Exercise Price, the Company shall accept payment in a form identified in (a) or (b) of this section;
d.by tendering to the Company or its authorized representative Shares having a Market Value per Share, as determined by the Company, such that the aggregate value of the Shares is equal to the Exercise Price;
e.delivery (including by facsimile or email transmission) to the Company or its authorized representative of an executed irrevocable option exercise form together with irrevocable instructions to an approved registered investment broker to sell Shares in an amount sufficient to pay the Exercise Price and to transfer the proceeds of such sale to the Company; and
2.If required by the Company, the Participant shall give his or her assurance in writing, signed by the Participant that the Shares subject to the Option Rights are being purchased for investment and not with a view to the distribution thereof; provided that such assurance shall be deemed inapplicable to (i) any sale of the Shares by such Participant made in accordance with the terms of a registration statement covering such sale, which has heretofore been (or may hereafter be) filed and become effective under the Securities Act of 1933, as amended (the “Securities Act”), and with respect to which no stop order suspending the effectiveness thereof has been issued, and (ii) any other sale of the Shares with respect to which, in the opinion of counsel for the Company, such assurance is not required to be given in order to comply with the provisions of the Securities Act.
H.Limitations on Transfer. Option Rights shall, during a Participant’s lifetime, be exercisable only by the Participant. No Option Right or any right granted thereunder shall be transferable by the Participant by operation of law or otherwise, other than as set forth in the Plan. In the event of any attempt by a Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of Option Rights or of any right thereunder, except as provided herein, or in the event of the levy of any attachment, execution, or similar process upon the rights or interest hereby conferred, the Company at its election may terminate the affected Option Rights by notice to the Participant and the Option Rights shall thereupon become null and void.
I.No Stockholder Rights. Neither a Participant nor any person entitled to exercise a Participant’s rights in the event of the Participant’s death shall have any of the rights of a stockholder with respect to the Shares subject to Option Rights except to the extent that such Option Rights have been exercised.
V.APPRECIATION RIGHTS
A.Evidence of Award. A grant of Appreciation Rights granted under the Plan shall be evidenced by an Evidence of Award setting forth the terms and conditions of the Award. Each Evidence of Award shall incorporate by reference and be subject to this Statement of Terms and Conditions and the terms and conditions of the Plan, except as may otherwise be determined by the Administrator.
B.Base Price. The Base Price of an Appreciation Right, as specified in the Evidence of Award, shall be equal to or greater than the Market Value per Share of the Shares underlying the Appreciation Right on the Date of Grant.
C.Appreciation Right Period. An Appreciation Right shall be exercisable only during the applicable Appreciation Right Period, and during such Appreciation Right Period the exercisability of the Appreciation Right shall be subject to the vesting provisions of Section V. D as modified by the rules set forth in Sections III, V. D and VII. No Appreciation Right granted under this Plan may be exercised more than ten years from the Date of Grant. The Committee may provide in any Evidence of Award for the automatic exercise of an Appreciation Right upon such terms and conditions as established by the Committee.
D.Vesting of Right to Exercise Appreciation Rights.
1.Except as provided in Section VII, Appreciation Rights shall be exercisable during the Appreciation Right Period in accordance with the following vesting schedule: (i) one-third of the Shares subject to the Appreciation Right shall vest on the first anniversary of the Date of Grant; (ii) an additional one-third of the Shares shall vest on the second anniversary of the Date of Grant; and (iii) the remaining one-third of the Shares shall vest on the third anniversary of the Date of Grant.
2.Any vested portion of an Appreciation Right not exercised hereunder shall accumulate and be exercisable at any time on or before the Termination Date, subject to the rules set forth in Section VII.

E.Termination of Service due to Retirement. If, during the Option Period, a Participant ceases to be a Director of the Company due to his or her Retirement that occurs at least one year following the Date of Grant, then in addition to any Shares vested under the Evidence of Award prior to the date of such Retirement, the Option Rights shall vest in the number of Shares equal to one-third of the number of Shares originally subject to the Option Rights, multiplied by the number of whole months between the most recent anniversary date of the Option Rights grant and the date of such Retirement and divided by 12.
F.Termination of Service due to Mandatory Retirement, Disability or Death. If, during the Option Period, a Participant ceases to be a Director of the Company due to his or her Mandatory Retirement at least one year following the Grant Date, death, or determination of Disability, in addition to any Shares vested under the Evidence of Award prior to the date of such Mandatory Retirement, death or determination of Disability, the Option Rights shall immediately vest on the date of such Mandatory Retirement, death or determination of Disability.
G.Limitations on Transfer. Appreciation Rights shall, during a Participant’s lifetime, be exercisable only by the Participant. No Appreciation Right or any right granted thereunder shall be transferable by the Participant by operation of law or otherwise, other than as set forth in the Plan. In the event of any attempt by a Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of Appreciation Rights or of any right thereunder, except as provided herein, or in the event of the levy of any attachment, execution, or similar process upon the rights or interest hereby conferred, the Company at its election may terminate the affected Appreciation Rights by notice to the Participant and the Appreciation Rights shall thereupon become null and void.
H.No Stockholder Rights. Neither a Participant nor any person entitled to exercise a Participant’s rights in the event of the Participant’s death shall have any of the rights of a stockholder with respect to the Shares subject to Appreciation Rights except to the extent that such Appreciation Rights have been exercised.
VI.RESTRICTED STOCK AND RESTRICTED STOCK UNITS
A.Evidence of Award. A grant of Restricted Stock or Restricted Stock Units granted under the Plan shall be evidenced by an Evidence of Award to be executed by the Participant and the Company setting forth the terms and conditions of the Award. Each Evidence of Award shall incorporate by reference and be subject to this Statement of Terms and Conditions and the terms and conditions of the Plan, except as may otherwise be determined by the Administrator.
B.Special Restrictions. Each grant of Restricted Stock or Restricted Stock Units made under the Plan shall contain the following terms, conditions and restrictions, except as may otherwise be determined by the Administrator.

1.Restrictions. Until the restrictions imposed on any grant of Restricted Stock or Restricted Stock Units shall lapse, Shares of Restricted Stock or Restricted Stock Units granted to a Participant: (a) shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of, and (b) shall, if the Participant experiences a “separation from service” (within the meaning of Section 409A of the Code) from the Company or an Affiliate for any reason (except as otherwise provided in the Plan or in Sections VI. B. 2 or VII) be returned to the Company forthwith, and all the rights of the Participant to such Shares or Restricted Stock Units shall immediately terminate. A Participant shall not be permitted to sell, transfer, pledge, assign or encumber such Restricted Stock or Restricted Stock Units. If a Participant experiences a “separation from service” (within the meaning of Section 409A of the Code) from the Company (except as otherwise provided in the Plan or in Sections VI. B. 2 or VII) prior to the lapse of the restrictions imposed on an award of Restricted Stock or Restricted Stock Units, the unvested portion of the award of Restricted Stock or Restricted Stock Units shall be forfeited to the Company, and all the rights of the Participant to such Award shall immediately terminate.
2.Terminations of Service by Reason of Retirement. Notwithstanding any provision contained herein or in the Plan or Evidence of Award to the contrary, if a Participant who has been serving as a Director of the Company since the Date of Grant of an award of Restricted Stock or Restricted Stock Units that remains outstanding ceases to be a Director of the Company, which cessation constitutes a “separation from service” within the meaning of Section 409A of the Code and which is a result of Retirement that occurs at least one year following the Date of Grant, then the restrictions shall lapse as to the number of Shares or Share Equivalents equal to: (i) the number of Shares or Share Equivalents originally subject to the Award, multiplied by (ii) a fraction (x) the number of whole months between the Date of Grant and the date of such separation from service, divided by (y) the number of whole months between the Date of Grant and the final vesting date contemplated in the Award, less (iii) the number of Shares or Share Equivalents originally subject to the Award that have already become vested.
3.Terminations of Service by Reason of Mandatory Retirement, Disability or Death. Notwithstanding any provision contained herein or in the Plan or Evidence of Award to the contrary, if a Participant who has been serving as a Director of the Company since the Date of Grant of an award of Restricted Stock or Restricted Stock Units that remains outstanding ceases to be a Director of the Company, which cessation constitutes a “separation from service” within the meaning of Section 409A of the Code and which is a result of Mandatory Retirement that occurs at least one year following the Date of Grant, death or determination of Disability, then the restrictions shall lapse as to the number of Shares or Share Equivalents equal to the number of Shares or Share Equivalents originally subject to the Award, that had not previously lapsed.
C.Dividends or Dividend Equivalents. Upon dividends being paid on outstanding shares of the Company’s Common Stock, dividends shall be paid with respect to Restricted Stock during the Restriction Period and shall be converted to additional shares of Restricted Stock, which shall be subject to the same restrictions as the original Award for the duration of the Restricted Period. Upon cash dividends being paid on outstanding shares of the Company’s Common Stock, dividend equivalents shall be credited in respect of Restricted Stock Units, which shall be converted into additional Restricted Stock Units, which will be subject to all of the terms and conditions of the underlying Restricted Stock Units including the same vesting restrictions as the underlying Evidence of Award. Upon stock dividends being paid on outstanding shares of the Company’s Common Stock or a Change in Control, the Administrator is authorized to take such actions and make such changes with respect to outstanding Awards as are consistent with the Plan and this Statement of Terms and Conditions to effect the terms of the Awards.
D.No Stockholder Rights for Restricted Stock Units. Neither a Participant nor any person entitled to exercise a Participant’s rights in the event of the Participant’s death shall have any of the rights of a stockholder with respect to the Share Equivalents subject to an award of Restricted Stock Units except to the extent that a stock certificate (or other evidence of ownership) has been issued by the Company with respect to such Shares upon the payment of any vested Restricted Stock Units.
E.Time of Payment of Restricted Stock Units.
1.Subject to Section VI. E. 2 below, upon the lapse of the restriction imposed on Restricted Stock Units, all Restricted Stock Units that were not forfeited pursuant to Sections VI. B. 1 or VII shall be paid to the Participant as soon as reasonably practicable after the restrictions lapse but not later than 75 days following the date on which the restrictions lapse. Payment shall be made in Shares.
2.To the extent required in order to avoid accelerated taxation and/or tax penalties under Code Section 409A, amounts that would otherwise be payable pursuant to Section VI. E of this Statement of Terms and Conditions during the six-month period immediately following a Participant’s termination of service shall instead be paid on the first business day after the date that is six months following the Participant’s “separation from service” (within the meaning of Section 409A of the Code) or upon the Participant’s death, if earlier.

VII.CHANGE IN CONTROL
A.Effect of Change in Control on Option Rights. In the event of a Change in Control, the surviving, continuing, successor, or purchasing Company or other business entity or parent thereof, as the case may be (the “Acquiror”) may, without the consent of any Participant, either assume or continue the Company’s rights and obligations under outstanding Option Rights or substitute for outstanding Option Rights substantially equivalent options covering the Acquiror’s stock. All Option Rights assumed or continued by the Acquiror in connection with a Change in Control will become fully vested and exercisable if the Participant’s service is terminated without Cause at any time during the 12-month period following the Change in Control.
Any Option Rights granted one year or more prior to the Change in Control that is neither assumed nor continued by the Acquiror in connection with the Change in Control shall, contingent on the Change in Control, become fully vested and exercisable immediately prior to the Change in Control. Any Option Right granted less than one year prior to the Change in Control that is neither assumed nor continued by the Acquiror in connection with the Change in Control shall, to the extent not previously vested and exercisable, immediately prior to the Change in Control become vested and exercisable as to the number of Shares subject to such Option Rights equal to (i) the number of Shares originally subject to such Option Rights, multiplied by a fraction (ii) the number of whole months between the Date of Grant and the Change in Control, divided by (iii) the number of months between the Date of Grant and the date on which all Shares originally subject to such Option Rights would have been fully vested and exercisable; and such Option Rights shall terminate with respect to all remaining Shares subject to such Option Rights.
B.Effect of Change in Control on Awards Other than Option Rights. In the event of a Change in Control, the Acquiror may, without the consent of any Participant, either assume or continue the Company’s rights and obligations under outstanding Awards other than Option Rights or substitute for such Awards substantially equivalent awards covering the Acquiror’s stock. All Awards other than Option Rights assumed or continued by the Acquiror in connection with a Change in Control will become fully vested and all restrictions on such Awards will lapse if the Participant’s service is terminated without Cause at any time during the 12-month period following the Change in Control. Any Award that is neither assumed nor continued by the Acquiror in connection with the Change in Control (or, with respect to any Award that constitutes deferred compensation within the meaning of Code Section 409A, any Award which at the time of the Change in Control is otherwise considered to be vested for purposes of Code Section 409A) shall, upon the Change in Control, become fully vested and all restrictions shall be released immediately prior to the Change in Control, and such Award shall become immediately payable. Notwithstanding anything in this Section VII. B to the contrary, with respect to any Award that constitutes deferred compensation within the meaning of Code Section 409A, if the Change in Control does not constitute a “change in control event” of the Company within the meaning of Code Section 409A, such Award will vest as provided for in the preceding sentence, but will be payable to the Participant in accordance with the provisions of Section VI within 75 days of the fixed date or dates pursuant to a fixed schedule determined under Section VI. E. 1 or the earlier of the Participant’s separation from service, subject to Section VI. E. 2, or a Change in Control which constitutes a “change in control event” within the meaning of Code Section 409A.
VIII.CODE SECTION 409A
A.To the extent applicable, it is intended that all Awards comply with, or be exempt from, Code Section 409A, so that the income inclusion provisions of Code Section 409A(a)(1) do not apply to any Participants. All Awards are to be interpreted and administered in a manner consistent with this intent.
IX.MISCELLANEOUS
A.Grants to Participants in Foreign Countries. In making grants to Participants in foreign countries, the Administrator has the full discretion to deviate from this Statement of Terms and Conditions in order to adjust Awards under the Plan to prevailing local conditions, including custom and legal and tax requirements.
B.Information Notification. Any information required to be given under the terms of an Evidence of Award shall be addressed to the Company in writing by mail, overnight delivery service, or by electronic transmission to the Executive Vice President, Chief Human Resources Officer and the Vice President, Total Rewards. Any notice to be given to a Participant shall be given in writing by mail, overnight delivery service, or by electronic transmission.
C.Administrator Decisions Conclusive. All decisions of the Administrator administering the Plan upon any questions arising under the Plan, under this Statement of Terms and Conditions, or under an Evidence of Award, shall be conclusive.
D.No Effect on Other Benefit Plans. Nothing herein contained shall affect a Participant’s right to participate in and receive benefits from and in accordance with the then current provisions of any pensions, insurance or other employment welfare plan or program offered by the Company to its non-employee directors.
E.Tax Payments. Each Participant shall agree to satisfy any applicable federal, state or local income taxes associated with an Award.
F.Successors. This Statement of Terms and Conditions and the Evidence of Award shall be binding upon and inure to the benefit of any successor or successors of the Company. “Participant” as used herein shall include the Participant’s Beneficiary.
G.Governing Law. The interpretation, performance, and enforcement of this Statement of Terms and Conditions and each Evidence of Award shall be governed by the laws of the State of Delaware.